Exhibit 99.1

SemiLEDs Reports First Quarter Fiscal Year 2016

Financial Results

Hsinchu, Taiwan (January 12, 2016) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the first quarter of fiscal year 2016, ended November 30, 2015.

Revenue for the first quarter of fiscal 2016 was $3.0 million, a 5% decrease compared to $3.1 million in the fourth quarter of fiscal 2015. GAAP net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2016 was $3.3 million, compared to a loss of $3.0 million in the fourth quarter of 2015, or a net loss of $0.11 per diluted share, compared to a net loss of $0.10 per diluted share for the fourth quarter of fiscal 2015.

“We are moving toward a fabless business model to focus on the less capital intensive component business,” said Trung Doan, Chairman, President and CEO. “This should help us to improve gross margin and lower capital spending and R&D expenses,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2016 was $3.3 million, or a net loss of $0.11 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $2.8 million, or a loss of $0.10 in the fourth quarter of 2015.

GAAP gross margin for the first quarter of fiscal 2016 was negative 49%, compared with gross margin for the fourth quarter of fiscal 2015 of negative 33%. Operating margin for the first quarter of fiscal 2016 was negative 106%, compared with negative 94% in the fourth quarter of fiscal 2015. The Company’s cash and cash equivalents were $3.5 million at November 30, 2015, compared to $4.8 million at the end of fiscal 2015. Cash used in operating activities was $0.6 million in the first quarter of fiscal 2016, which was the same as the previous quarter.

On December 10, 2015, we entered into a Building Purchase Agreement to sell our headquarters building for $5.2 million. The sale is scheduled to close on December 31, 2017. We received the cash down payment of $3.0 million in December 2015. This cash injection has provided us additional working capital to execute our fabless strategy. We also entered into a Foundry Services and Licensing Agreement effective December 31, 2015, with an ODM partner to assist us with the restructuring of our EPI and Fab at our Chu-Nan chips manufacturing operations. The ODM partner will work with us to ODM vertical chips for us using our vertical technology beginning in March 2016. We expect to consign certain equipment and transfer a significant number of our employees related to the manufacturing of vertical LED chips to our ODM partner. This partnership is expected to allow us have a steady source of LED chips with competitive and favorable price for our packaging business, expand our production capacity for LED components, and strengthen our product portfolio and technology.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for its first quarter of fiscal 2016 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information and our plans to move to a fabless business model; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	November 30, 2015	August 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,469	$4,808
Accounts receivable (including related parties), net	1,993	2,049
Inventories	5,210	5,924
Prepaid expenses and other current assets	1,042	891
Total current assets	11,714	13,672
Property, plant and equipment, net	19,531	20,779
Intangible assets, net	1,311	1,353
Goodwill	54	54
Investments in unconsolidated entities	2,008	2,014
Other assets	640	648
TOTAL ASSETS	$35,258	$38,520
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$703	$1,068
Accounts payable	1,749	1,650
Accrued expenses and other current liabilities	4,021	3,597
Total current liabilities	6,473	6,315
Long-term debt, excluding current installments	2,756	2,839
Total liabilities	9,229	9,154
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	172,159	172,117
Accumulated other comprehensive income	3,019	3,083
Accumulated deficit	(149,216)	(145,904)
Total SemiLEDs stockholders’ equity	25,962	29,296
Noncontrolling interests	67	70
Total equity	26,029	29,366
TOTAL LIABILITIES AND EQUITY	$35,258	$38,520

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	November 30, 2015	August 31, 2015
	(Unaudited)

Revenues, net	$2,963	$3,122
Cost of revenues	4,407	4,159
Gross loss	(1,444)	(1,037)
Operating expenses:
Research and development	601	489
Selling, general and administrative	1,087	1,338
Loss on disposals of long-lived asset, net	—	66
Total operating expenses	1,688	1,893
Loss from operations	(3,132)	(2,930)
Other income (expenses):
Equity in losses from unconsolidated entities	(8)	(40)
Interest expenses, net	(16)	(20)
Other income, net	26	31
Foreign currency transaction loss, net	(185)	(37)
Total other expenses, net	(183)	(66)
Loss before income taxes	(3,315)	(2,996)
Income tax expense	—	—
Net loss	(3,315)	(2,996)
Less: Net gain (loss) attributable to noncontrolling interests	(3)	4
Net loss attributable to SemiLEDs stockholders	$(3,312)	$(3,000)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.11)	$(0.10)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	29,056	29,133

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	November 30,	August 31,
Non-GAAP Net Loss	2015	2015

GAAP net loss attributable to SemiLEDs stockholders	$(3,312)	$(3,000)
Adjustments:
Stock-based compensation expense	42	197
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(3,270)	$(2,803)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.11)	$(0.10)
Non-GAAP net loss	$(0.11)	$(0.10)

	Three Months Ended
	November 30,	August 31,
Free Cash Flow	2015	2015

Net cash used in operating activities	$(563)	$(597)
Less: Capital expenditures	341	275
Total free cash flows	$(904)	$(872)